                              CANADIAN FOREST OIL LTD.

                                  U.S.$75,000,000
                     8 3/4% Senior Subordinated Notes due 2007

                           Unconditionally Guaranteed by

                               FOREST OIL CORPORATION

                         MORGAN STANLEY & CO. INCORPORATED

                               REGISTRATION AGREEMENT


                                                             New York, New York
                                                               February 2, 1998
MORGAN STANLEY & CO. INCORPORATED
1585 BROADWAY
NEW YORK, NEW YORK 10036

Ladies and Gentlemen:

          Canadian Forest Oil Ltd., an Alberta corporation (the "Issuer"), proposes to issue and sell to Morgan Stanley & Co., Incorporated (the "Purchaser"), upon the terms set forth in a Placement agreement dated the date hereof (the "Placement Agreement"), $75,000,000 aggregate principal amount of its 8 3/4% Senior Subordinated Notes due 2007 (the "Securities") (the "Initial Placement") to be unconditionally guaranteed on a senior subordinated and unsecured basis by Forest Oil Corporation, a New York corporation (the "Company"). As an inducement to the Purchaser to enter into the Placement Agreement and in satisfaction of a condition to your obligations thereunder, each of the Issuer and the Company, jointly and severally, agrees with you,
(i) for your benefit and (ii) for the benefit of the holders from time to time of the Securities (including you) (each of the foregoing a "Holder" and together the "Holders"), as follows:

          1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Placement Agreement. As used in this

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                                                                             2

Agreement, the following capitalized defined terms shall have the following meanings:

          "ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "AFFILIATE" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "COMMISSION" means the Securities and Exchange Commission.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "EXCHANGE OFFER REGISTRATION PERIOD" means the one-year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" means a registration statement of the Issuer on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "EXCHANGING DEALER" means any Holder (which may include any of the Purchaser) which is a broker-dealer, electing to exchange Securities acquired for its own account as a result of market-making activities or other trading activities, for New Securities.

          "HOLDER" has the meaning set forth in the preamble hereto.

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                                                                             3

          "INDENTURE" means the Indenture relating to the Securities and the New Securities dated as of September 29, 1997, between the Issuer, the Company and State Street Bank and Trust Company, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "INITIAL PLACEMENT" has the meaning set forth in the preamble hereto.

          "MAJORITY HOLDERS" means the Holders of a majority of the aggregate principal amount of securities registered under a Registration Statement.

          "MANAGING UNDERWRITERS" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

          "NEW SECURITIES" means debt securities of the Issuer identical in all material respects to the Securities (except that the interest rate step-up provisions and the transfer restrictions will be modified or eliminated, as appropriate), to be issued under the Indenture.

          "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities, covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

          "REGISTERED EXCHANGE OFFER" means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Securities, a like principal amount of the New Securities.

          "REGISTRATION SECURITIES" has the meaning set forth in Section 3(a) hereof.

          "REGISTRATION STATEMENT" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including, without limitation, post-effective amendments, in each case

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                                                                             4

including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SECURITIES" has the meaning set forth in the preamble hereto.

          "SHELF REGISTRATION" means a registration effected pursuant to
Section 3 hereof.

          "SHELF REGISTRATION PERIOD" has the meaning set forth in Section 3(b) hereof.

          "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Issuer pursuant to the provisions of Section 3 hereof which covers some of or all the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "TRUSTEE" means the trustee with respect to the Securities and the New Securities under the Indenture.

          "UNDERWRITER" means any underwriter of securities in connection with an offering thereof under a Shelf Registration Statement.

          2. REGISTERED EXCHANGE OFFER; RESALES OF NEW SECURITIES BY EXCHANGING DEALERS; PRIVATE EXCHANGE. (a) The Issuer and the Company shall prepare and shall use their reasonable best efforts to file with the Commission, not later than 75 days after the date of the original issuance of the Securities, the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Issuer and the Company shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 135 days after the date of the original issuance of the Securities but will not consummate the Registered Exchange Offer prior to March 15, 1998.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder

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                                                                             5

electing to exchange Securities for New Securities (assuming that such Holder is not an affiliate of the Issuer within the meaning of the Act, acquires the New Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the New Securities) to trade such New Securities from and after their receipt without any limitations or restrictions under the registration provisions of the Act.

          (c) In connection with the Registered Exchange Offer, the Issuer and the Company shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) use their reasonable best efforts to keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

          (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

          (iv) comply in all respects with all applicable laws.

          (d) As soon as practicable after the close of the Registered Exchange Offer, the Issuer shall:

          (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

          (ii) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

          (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities, New Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

          (e) The Purchaser, the Issuer and the Company acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Act, and in the

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                                                                             6

absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any New Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Securities acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Issuer and the Company shall:

          (i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and

          (ii) use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of New Securities received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

          (f) In the event that the Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of the Purchaser, the Issuer shall issue and deliver to the Purchaser or the party purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from the Purchaser, in exchange for such Securities, a like principal amount of New Securities. The Issuer shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

          3. SHELF REGISTRATION. If, (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it and the Issuer are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or (ii) for any other reason the Exchange

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                                                                             7

Offer Registration Statement is not declared effective within 135 days after the Closing Date or the Registered Exchange Offer is not consummated within 165 days after the Closing Date, or (iii) the Purchaser so requests with respect to Securities (or any New Securities received pursuant to Section 2(f)) not eligible to be exchanged for New Securities in a Registered Exchange Offer or, in the event that the Purchaser participates in any Registered Exchange Offer, the Purchaser does not receive freely tradable New Securities, or (iv) any Holder (other than the Purchaser) is not eligible to participate in the Registered Exchange Offer or (v) in the case of any such Holder that participates in the Registered Exchange Offer, such Holder does not receive freely tradable New Securities in exchange for tendered securities, other than by reason of such Holder being an affiliate of the Issuer within the meaning of the Act (it being understood that, for purposes of this Section 3, (x) the requirement that the Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not "freely tradeable" but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not "freely tradeable"), the following provisions shall apply:

          (a) The Issuer and the Company shall as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to this Section 3), file with the Commission and thereafter shall use their reasonable best efforts to cause to be declared effective under the Act a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement (such Securities or New Securities, as applicable, to be sold by such Holders under such Shelf Registration Statement being referred to herein as "Registration Securities"); PROVIDED, HOWEVER, that, with respect to New Securities received by the Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Issuer and the Company may, if permitted by current

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                                                                             8

     interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (b) The Issuer and the Company shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period").

          4. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The Issuer and the Company shall furnish to you, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and any Exchange Offer Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as you or any Holder reasonably may propose.

          (b) The Issuer and the Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements

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                                                                             9

     therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Issuer and the Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by you or any such Holder, confirm such advice in writing:

               (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

               (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

          (2) The Issuer and the Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Issuer a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

               (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

              (ii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

             (iii) of the happening of any event that requires the making of any changes in the

          Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

          (d) The Issuer and the Company shall use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

          (e) The Issuer and the Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

          (f) The Issuer and the Company shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuer and the Company consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

          (g) The Issuer and the Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Exchanging Dealer so requests in writing, any documents incorporated by reference therein and all

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                                                                            11

     exhibits thereto (including those incorporated by reference therein).

          (h) The Issuer and the Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of New Securities received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

          (i) Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Issuer and the Company shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; PROVIDED, HOWEVER, that the Issuer and the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (j) The Issuer and the Company shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement.

          (k) Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) above, the Issuer and the Company shall promptly prepare a post-effective

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                                                                            12

     amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Purchaser, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Not later than the effective date of any such Registration Statement hereunder, the Issuer shall provide a CUSIP number for the Securities or New Securities, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Securities or New Securities, in a form, if requested by the applicable Holder or Holder's Counsel, eligible for deposit with The Depository Trust Company.

          (m) The Issuer and the Company shall use their reasonable best efforts to comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to their security holders a consolidated earnings statement (which need not be audited) covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of
     Section 11(a) of the Securities Act.

          (n) The Issuer and the Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, on or prior to the effective date of any Shelf Registration Statement or Exchange Offer Registration Statement.

          (o) The Issuer and the Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer and the Company such information regarding the Holder and the distribution of such securities as the Issuer and the Company may from time to time reasonably require for inclusion in such Registration Statement.

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                                                                            13

          (p) The Issuer and the Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters and Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (q) In the case of any Shelf Registration Statement, the Issuer and the Company shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 6 hereof from Holders of Securities to the Issuer and the Company.

          (r) In the case of any Shelf Registration Statement, the Issuer and the Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;
     (ii) cause the Issuer's and the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that any information that is designated in writing by the Issuer or the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Issuer and the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (v) obtain "cold comfort" letters (or, in the case of any person that does not satisfy the conditions for receipt of a "cold comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed-upon procedures" letter) and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer and the Company. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed (A) on the effective date of such Registration Statement and each post-effective amendment thereto and (B) at each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (s) In the case of any Exchange Offer Registration Statement, the Issuer and the Company shall (i) make reasonably available for inspection by the Purchaser, and any attorney, accountant or other agent retained by the Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Issuer's and the Company's officers, directors and employees to supply all relevant information reasonably requested by the Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that any information that is designated in writing by the Issuer or the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Purchaser, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Issuer and the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Purchaser and its counsel), addressed to the Purchaser, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Purchaser or its counsel; (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Purchaser, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings, or if requested by the Purchaser or its counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the Purchaser or its counsel; and (vi) deliver such documents and certificates as may be reasonably requested by such Purchaser or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(s) shall be performed (A) at the close of the Registered Exchange Offer and
     (B) on the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

          5. REGISTRATION EXPENSES. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof.

          6. INDEMNIFICATION AND CONTRIBUTION. (a) In connection with any Registration Statement, each of the Issuer and the Company, jointly and severally, agrees to indemnify and hold harmless each Holder of securities covered thereby (including the Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each other person, if any, who controls any such Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that neither the Issuer nor the Company will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the